UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2008

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

On June 30, 2008, Forest announced that it has increased its acreage position in East Texas/North Louisiana to approximately 143,000 gross acres (113,000 net acres) through acquisitions and leasing activity.  Forest believes that approximately 114,000 gross acres (90,000 net acres) are prospective for the Haynesville/Bossier Shale trend in the current area of heightened activity in East Texas/North Louisiana.  The majority of Forest’s acreage is in Harrison County, Texas and Red River, Webster and Bienville Parishes of Louisiana.  The table below details Forest’s revised plan for the full year of 2008 in East Texas/North Louisiana and updated drilling inventory to give effect to Forest’s identified Haynesville/Bossier Shale position.  The table below reflects the net unrisked resource potential information and does not include estimated proved reserve information.

	Haynesville / Bossier Shale	Total East Texas / North Louisiana *
Gross acreage (000’s)	114	143
Net acreage (000’s)	90	113
2008 vertical wells	10-15	82-87
2008 horizontal wells	2-3	14-15
Drilling rigs (4Q 2008)	2	13
Fully developed locations**	1,125	2,695
Net unrisked potential (Tcfe)***	5.0	5.8

*                 Total East Texas/North Louisiana includes both new Haynesville/Bossier Shale activity and existing Cotton Valley, Petit and Travis Peak activity.

**          Applicable to the lowest available/known spacing unit in and around Forest’s area of operation.

***   Does not include estimated proved reserves.

Forest’s current production in its East Texas/North Louisiana area is 75 – 80 MMcfe/d and is expected to exit 2008 at 85 – 90 MMcfe/d.

A copy of Forest’s June 30, 2008 press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The SEC permits oil and gas companies to disclose in the information filed with the SEC only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  The information included in the foregoing table and the Utica Shale reserves information above represent reserve potentials.  Forest uses the terms “probable” and “possible” reserves, reserve or resource “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines strictly prohibit Forest from including in information that it files with the SEC.  These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by Forest.  Investors are urged to consider closely the disclosures in Forest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, free copies of which are available from Forest, by writing Forest at 707 17th Street, Suite 3600, Denver, CO  80202, Attention:  Investor Relations, or by calling Investor Relations at 303.812.1400, or visiting Forest’s website at www.forestoil.com.  You can also obtain the Form 10-K by visiting the SEC’s website, at www.sec.gov.

The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.1	Forest Oil Corporation press release dated June 30, 2008 entitled “Forest Oil Updates Haynesville/Bossier Shale Acreage And Development Plan; 5 Tcfe Of Additional Net Unrisked Potential Identified.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated:	July 1, 2008	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
99.1	Forest Oil Corporation press release dated June 30, 2008 entitled “Forest Oil Updates Haynesville/Bossier Shale Acreage And Development Plan; 5 Tcfe Of Additional Net Unrisked Potential Identified.”